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                                                                   EXHIBIT 10.19

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 9, 2001 by and between Packeteer, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Domestic Loan Agreement") and an Export-Import Bank Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Exim Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the Exim Loan Agreement provided for, among other things, an Exim Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). In connection with the Exim Loan Agreement, Borrower will execute concurrently herewith, a Borrower Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated January 19, 1999. Additionally, repayment of the Exim Committed Line is guaranteed by the Export Import Bank of the United States ("EXIM").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Domestic Loan Agreement.

          1. Subsection (a) under Section 2.1.1 entitled "Revolving Advances" is hereby amended to read as follows:

               (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line minus the Cash Management Services Sublimit or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.


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          2.   Section 2.1.3 entitled "Letters of Credit Sublimit" is hereby incorporated to read as follows:

               Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, minus the Cash Management Services Sublimit, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $2,500,000. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

          3. Section 2.2 entitled "Overadvances" if Borrower's Obligation under Section 2.1.1 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line minus the Cash Management Services Sublimit or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

          4. Subsection (ii) under Section 6.7 entitled "Financial Covenants" is hereby amended to read:

               (ii) PRO-FORMA PROFITABILITY. Borrower will have a minimum pro-forma profit of $500,000 for each quarter. For calculation purposes, Pro-forma is defined as net income excluding acquisition related and stock based compensation charges.

          3. The following terms under Section 13.1 entitled "Definitions" are hereby amended to read as follows:

               "COMMITTED REVOLVING LINE" is an Advance of up to $5,000,000.

               "LETTER OF CREDIT SUBLIMIT" is defined in Section 2.1.3

               "REVOLVING MATURITY DATE" is January 10, 2002.

     B.   Modification(s) to Exim Loan Agreement.

          1. Sub-letter (a) of Section 2.1.1 entitled "Revolving Advances" is hereby amended in part to provide that Borrowing Base shall now mean an amount equal to ninety percent (90%) of Exim Eligible Foreign Accounts.


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          2.   Subsection (ii) Section 6.10 entitled "Financial Covenants" is hereby amended to read:

               (ii) PROFITABILITY. Borrower will have a minimum net profit of
                    $500,000 for each quarter. PRO-FORMA PROFITABILITY. Borrower will have a minimum pro-forma profit of $500,000 for each quarter. For calculation purposes, Pro-forma is defined as net income excluding acquisition related and stock based compensation charges.

          3. The following terms under Section 13.1 entitled "Definitions" are hereby amended to read as follows:

               "EXIM COMMITTED LINE" is an Advance of up to $5,000,000.

               "EXIM MATURITY DATE" is January 10, 2002.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF FEES. Borrower shall pay to Bank a fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500) for the Committed Revolving Line (the "Domestic Loan Fee") plus a fee in the amount of Twenty Eight Thousand Dollars ($28,000) for the Exim Committed Line (the "Exim Loan Fee") plus all out-of-pocket expenses. Additionally, Borrower shall pay any Exim Bank Expenses incurred in connection with the Exim Guarantee. Notwithstanding the foregoing, any attorney fees or expenses incurred in connection with this Agreement shall be capped at $5,000 for each credit facility.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply


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not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon:

     1) Borrower's payment of the Domestic Loan Fee, the Exim Loan Fee and any Exim fees incurred in connection with this Agreement; and

     2) Bank's receipt of a fully executed Borrower Agreement together with all Annex's and/or attachments thereto.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

PACKETEER, INC.                         SILICON VALLEY BANK


By:                                     By:
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Name:                                   Name:
     ---------------------------------       -----------------------------------
Title:                                  Title:
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